Exhibit 99.2

Deloitte & Touche LLP

50 Fremont Street

San Francisco, California 94105-2230

Tel: (415) 783 4000

Fax: (415) 783 4329

www.deloitte.com

Deloitte

& Touche

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-54688 and No. 333-00417 of The Gap, Inc. on Form S-8 of our report dated May 30, 2003, appearing in this Annual Report on Form 11-K of GapShare for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

June 18, 2003